UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008 (July 3, 2008)

Knight Energy Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-52470	87-0583192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 850, Irving, TX 75039
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (972) 401-1133

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2008 Knight Energy Corp. (the “Company”) entered into a Note Purchase Agreement (the “Agreement”) with HD Special-Situations, LP (the “Lender”). Pursuant to the Agreement, the Company sold the Lender a 15% Senior Secured Promissory Note (the “Note”), face amount $2,500,000, for $2,500,000. Under the terms of the Agreement, the proceeds from the sale of the Note were placed directly into escrow, and the Company is permitted to use the net proceeds from the Note only for the purchase and subsequent refurbishment of two oil drilling rigs and related equipment. The Company must obtain the Lender’s consent before drawing funds from the escrow to purchase and refurbish the two oil drilling rigs. The Company and the Lender executed the Agreement in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. The Note qualified for this exemption from registration because, among other things, (i) the Company did not engage in any general solicitation or advertising to market the Note;  (ii) all the Company's reports filed under the Securities Exchange Act of 1934 were made available to the Lender; (iii) the Lender was provided the opportunity to ask questions and receive answers from the Company regarding the Note; and (iv) the Note was issued to an entity with knowledge and experience in financial and business matters so that the Lender was capable of evaluating the merits and risks of an investment in the Company.

The Lender secured the Company’s obligations under the Note with a first-priority security interest in all existing and later acquired assets owned by the Company by amending the Security Agreement that the Company and the Lender executed on May 20, 2008 in connection with the Company’s previously-reported sale of an aggregate of $1,500,000 in principal amount of the Company’s 15% Senior Secured Promissory Notes (the “May Notes”). In addition, as additional security for the Company’s obligations under the Note, contemporaneously with the execution of the Agreement, Charles Hill Drilling, Inc. (“CHD”), a wholly-owned subsidiary of the Company, executed and delivered to the Lender an amendment to the Subsidiary Guaranty and Deed of Trust that CHD and the Lender executed in connection with the May Notes. The Lender secured CHD’s obligations with a first-priority security interest in all existing and later acquired assets owned by CHD.

The Note is due and payable on May 20, 2010, provided, however, that if an Event of Default occurs (as described below), fifty percent of the Company’s and its subsidiaries’ EBITDA (minus interest, mutually agreed-upon capital expenditures, cash taxes and principal payments made during such month to the Lender under the Notes) each month will be used to repay the outstanding principal amount of the Note and all other 15% Senior Secured Promissory Notes issued by the Company to the Lender on a parri passu basis until (i) cure or waiver of the Event of Default, or (ii) all principal with respect to the Note is paid in full.

Under the terms of the Note, an “Event of Default” includes, but is not limited to: (i) failure of the Company or CHD to make a payment within three (3) business days of the due date; (ii) Charles L. Hill ceasing to provide full-time services to CHD in an executive capacity; and/or (iii) the Company’s failure to timely file any filing required to be made with the Securities and Exchange Commission. During any period that an Event of Default exists and has not been cured or waived, the interest rate on the Notes will automatically increase to 19%.

A copy of the Agreement and related exhibits is attached hereto and incorporated by reference as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent applicable, the information set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 9, 2008, the Company issued the press release titled “Knight Energy Corp. Closes $2.5 Million Debt Financing” included herein as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. The information in this Item 7.01 of Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release titled “Knight Energy Corp. Closes $2.5 Million Debt Financing” issued July 9, 2008.

10.1	Note Purchase Agreement dated July 3, 2008.

10.2	Escrow Agreement dated July 3, 2008.

10.3	Secured Note dated July 3, 2008.

10.4	Amendment to Security Agreement dated July 3, 2008.

10.5	Amendment to Corporate Guaranty dated July 3, 2008.

10.6	Amendment to Deed of Trust dated July 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2008	Knight Energy Corp.

	By:	/s/ Bruce A. Hall
	Title:	Chief Financial Officer

Exhibit Index

99.1	Press Release titled “Knight Energy Corp. Closes $2.5 Million Debt Financing” issued July 9, 2008.

10.1	Note Purchase Agreement dated July 3, 2008.

10.2	Escrow Agreement dated July 3, 2008.

10.3	Secured Note dated July 3, 2008.

10.4	Amendment to Security Agreement dated July 3, 2008.

10.5	Amendment to Corporate Guaranty dated July 3, 2008.

10.6	Amendment to Deed of Trust dated July 3, 2008.